UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2011 (September 7, 2011)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 7, 2011, Glimcher Realty Trust (the “Registrant”) announced the execution of an agreement by an affiliate to sell Polaris Towne Center, a power center located in Columbus, Ohio (“Towne Center”), and the execution of an agreement by another affiliate to acquire Town Center Plaza, an approximately 650,000 square-foot open-air mall located in Leawood, Kansas (“Leawood”).  The material terms for each agreement are described below.

The purchase agreement relating to Leawood is between the Registrant’s affiliate, Leawood TCP, LLC, as purchaser (the “Company”), and Town Center Plaza, L.L.C., an affiliate of Developers Diversified Realty Corporation (“Seller”).  Under the agreement, the total purchase price for Leawood is expected to be approximately One Hundred and Thirty-Nine Million Dollars ($139,000,000) which includes the estimated cost to complete the Leawood loan defeasance. In connection with completing the transaction and as a condition precedent to closing, the Seller shall defease Leawood’s existing loan and mortgage.  The Company will pay the cost to complete the Leawood loan defeasance, and the Company will pay up to One Hundred and Thirty Thousand Dollars ($130,000) in other costs relating to the defeasance (the “Cost Limit”). The Company and Seller shall each pay fifty percent (50%) of such costs in excess of the Cost Limit.    In connection with signing the purchase agreement, the Company paid an earnest money deposit of Two Million Dollars ($2,000,000) which is non-refundable, subject to customary closing conditions, and serves as a credit against the purchase price at closing.  The Registrant expects to fund the purchase price for Leawood through net proceeds generated from the sale of the Towne Center, new third party financing subsequently placed on Leawood and available funds from the Registrant's existing credit facility. The purchase agreement for Leawood contains such other terms, conditions, covenants, representations, and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The transaction remains subject to customary closing conditions and approvals, but the Registrant expects the transaction to close during the fourth quarter of 2011.

The purchase agreement relating to the sale of Towne Center is between the Registrant’s affiliate, PTC Columbus, LLC, as seller (“PTC”), and DDR PTC LLC, an affiliate of Developers Diversified Realty Corporation (“Buyer”).  Under the agreement, the total purchase price for Towne Center is approximately Seventy-Nine Million Five Hundred Fifty-Five Thousand Dollars ($79,555,000).  In connection with signing the purchase agreement, Buyer funded an earnest money deposit of One Million Two Hundred Sixty Thousand Dollars ($1,260,000) which is non-refundable, subject to customary closing conditions, and serves as a credit against the eventual purchase price at closing.  PTC and Buyer are required to use good faith and commercially reasonable efforts to obtain the approval from the servicer of Towne Center’s existing mortgage debt to Buyer’s assumption of the Towne Center loan. Also under the terms of the purchase agreement, Buyer shall pay the cost to complete the loan assumption up to Three Hundred Thirty Thousand Dollars ($330,000) (the “Fee Limit”).  PTC and Buyer shall each pay fifty percent (50%) of any additional costs relating to the loan assumption that are in excess of the Fee Limit. The purchase agreement for Towne Center contains such other terms, conditions, covenants, representations, and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The transaction remains subject to customary closing conditions and approvals, but the Registrant expects the transaction to close during the fourth quarter of 2011.

Each of the above-described transactions has closing conditions requiring the consummation of the other transaction as well as cross-default provisions in which a default by one party under one agreement shall constitute a default by such party under the other agreement.  Other than the purchase agreements discussed above and the transactions described herein, there is no other material relationship between the Registrant and its affiliates, on the one hand, and Seller, Buyer, or any of their respective affiliates, on the other hand.

Item 7.01  Regulation FD Disclosure.

Assuming current market terms are secured for the third party mortgage financing anticipated for Leawood, the Registrant expects that the net impact of the Towne Center and Leawood transactions will be accretive to the Registrant’s diluted Funds From Operations (“FFO”) per common share by over $0.01 on an annualized basis.  Notwithstanding the expected accretive effect on the Registrant’s diluted FFO per share, the transactions are expected to reduce the Registrant’s diluted earnings per common share by approximately $0.03 on an annualized basis, due primarily to depreciation expense. The FFO and diluted earnings per share amounts are estimated for the twelve month period following the close of the transactions, and assumes no change in the number of the Registrant’s common shares outstanding as of June 30, 2011 of 110,047,000 common shares.   A copy of the joint press release announcing the execution of the agreements and transactions described in Item 1.01 above is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Registrant believes that the presentation of the non-Generally Accepted Accounting Principles (“GAAP”) financial measures in this Item 7.01 of Form 8-K provides useful information to investors regarding the Registrant’s results of operations.  Specifically, the Registrant believes that FFO is a supplemental measure of the Registrant’s operating performance as it is a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts.  The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP, excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.   FFO does include impairment losses for properties held for use and held for sale.  The Registrant’s FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts.  FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant’s financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant’s liquidity, nor is it indicative of funds available to fund the Registrant’s cash needs, including its ability to make cash distributions.

Forward Looking Statements

This Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/FFO targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust, termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of properties, increases in impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release of Glimcher Realty Trust and Developers Diversified Realty Corporation, dated September 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: September 7, 2011	/s/Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary